Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Hyrecar Inc. on Form S-3 of our report dated March 28, 2019, relating to the financial statements of Hyrecar Inc. included in its Annual Report on Form 10-K for the years ended December 31, 2018 and 2017. We also consent to the reference to us under the heading “Experts” in the Prospectus, which his part of this Registration Statement.

/s/ dbbmckennon

Newport Beach, California

November 5, 2019